CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Trustees and Shareholders
U. S. Global Accolade Funds



We consent to the use of our reports dated December 15, 2004 for the Holmes Growth Fund, MegaTrends Fund, and Eastern European Fund, each a series of the U.S. Global Accolade Funds (Trust), incorporated herein by reference and to the reference to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.


                                                     /s/ KPMG LLP


Boston, Massachusetts
February 25, 2005